BILL Reports Second Quarter Fiscal Year 2026 Financial Results
•Q2 Core Revenue Increased 17% Year-Over-Year
•Q2 Total Revenue Increased 14% Year-Over-Year
SAN JOSE, Calif.--(BUSINESS WIRE) – February 5, 2026 – BILL (NYSE: BILL), the intelligent finance platform trusted by half a million businesses to manage, move and maximize their money, today announced financial results for the second fiscal quarter ended December 31, 2025.

“We delivered a strong Q2, with a significant beat on revenue and profitability, and continued our track record of rapid innovation,” said René Lacerte, BILL CEO and Founder. “With a leading position in a large market, strong brand recognition, and a differentiated platform and distribution ecosystem, we are leveraging our unique assets alongside AI to eliminate unnecessary workflows and shape the future of touchless B2B transactions.”

“We accelerated core revenue growth while strengthening our margin profile,” said Rohini Jain, BILL CFO. “Our Q2 performance underscores the durability of our business and the discipline of our investment approach. Looking ahead, we are focused on extending differentiation, driving efficiency, and delivering long‑term shareholder value.”

Financial Highlights for the Second Quarter of Fiscal Year 2026:
•Total revenue was $414.7 million, an increase of 14% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $375.1 million, an increase of 17% year-over-year. Subscription fees were $72.1 million, up 6% year-over-year. Transaction fees were $303.1 million, up 20% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $39.5 million.
•Gross profit was $331.1 million, representing an 79.8% gross margin, compared to $295.9 million, or an 81.6% gross margin, in the second quarter of fiscal 2025. Non-GAAP gross profit was $347.8 million, representing an 83.9% non-GAAP gross margin, compared to $308.9 million, or an 85.2% non-GAAP gross margin, in the second quarter of fiscal 2025.
•Operating loss was $18.1 million, compared to an operating loss of $21.7 million in the second quarter of fiscal 2025. Non-GAAP operating income was $74.1 million, compared to $62.8 million in the second quarter of fiscal 2025, an increase of 18% year-over-year.
•Net loss was $2.6 million, or $(0.03) per basic and diluted share, compared to net income of $33.5 million, or $0.33 and $(0.06) per share, basic and diluted, respectively, in the second quarter of fiscal 2025. Non-GAAP net income was $73.4 million, or $0.64 per diluted share, compared to non-GAAP net income of $62.9 million, or $0.56 per diluted share, in the second quarter of fiscal 2025.
Business Highlights and Recent Developments:
•Served 498,500 businesses using our solutions as of the end of the second quarter.1
•Processed $95 billion in total payment volume in the second quarter, an increase of 13% year-over-year.
•Processed 35 million transactions during the second quarter, an increase of 16% year-over-year.
•Repurchased approximately 2.5 million shares of BILL common stock in the second quarter for a total cost of approximately $133 million.
Financial Outlook
We are providing the following guidance for the fiscal third quarter ending March 31, 2026 and the full fiscal year ending June 30, 2026.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

	Q3 FY26 Guidance	FY26 Guidance
Total revenue (millions)	$397.5 - $407.5	$1,631.0 - $1,651.0
Year-over-year total revenue growth	11% - 14%	12% - 13%
Core revenue (millions)	$364.5 - $374.5	$1,489.5 - $1,509.5
Year-over-year core revenue growth	14% - 17%	15% - 16%
Non-GAAP operating income (millions)	$62.5 - $67.5	$274.0 - $286.5
Non-GAAP net income (millions)	$60.5 - $64.5	$267.5 - $277.5
Non-GAAP net income per diluted share	$0.53 - $0.57	$2.33 - $2.41
The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for non-GAAP net income per diluted share does not take any future repurchases of BILL shares into account, as its impact on a per diluted share basis is not reasonably estimable.
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal second quarter 2026 results and our outlook for the fiscal third quarter ending March 31, 2026 and fiscal year ending June 30, 2026. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.
About BILL
BILL (NYSE: BILL) is the intelligent finance platform trusted by nearly half a million businesses and their accountants to manage, move, and maximize their money. BILL powers businesses ranging from fast-moving startups to growing companies with complex operations. We use AI to deliver strategic finance capabilities in one integrated platform that includes AP, AR, expenses, forecasting, procurement and more. With a member network of more than 8 million, BILL’s platform processes ~1% of US GDP annually. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and software providers. For more information, visit bill.com.
Note on Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share for the fiscal third quarter ending March 31, 2026 and full fiscal year ending June 30, 2026, our planned investments in fiscal year 2026, our revenue growth and profitability profile in future years, activity under our share repurchase program, and our expectations for the growth of demand for our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including government budget cuts, government shutdowns, the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Cards and our invoice financing offering, our ability to attract new customers and convert trial customers into paying customers, our expectations for developing and deploying AI agents and other AI tools, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions, investments and other strategic transactions, changes to card network rules and interchange fee rates, our relationships with accounting firms, financial institutions and software providers, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the SMBs we serve and other risks detailed in the registration statements and periodic reports we file with the Securities and Exchange Commission (SEC), including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes
•depreciation and amortization
We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•restructuring
•professional advisory fees related to shareholders' activism
We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•restructuring
•professional advisory fees related to shareholders' activism
•gain on debt extinguishment
•amortization of debt issuance costs
•non-GAAP provision for income taxes
It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.
Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.
Restructuring. We exclude costs incurred in connection with formal restructuring plans and reductions-in-force from certain of our non-GAAP financial measures because these costs are atypical and would have not otherwise been incurred in the normal course of our business operations.
Professional advisory fees related to shareholders' activism. We exclude costs associated with incremental professional advisory fees incurred in connection with activist shareholders, as these costs are atypical and do not reflect costs incurred from the Company’s regular engagement with shareholders.
Gain on debt extinguishment. We exclude gain on debt extinguishment associated with our repurchases of certain of our outstanding convertible senior notes because we believe that excluding this non-cash gain provides better insight regarding our operational performance.
Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.
Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.
There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain strong balance sheets and invest in future growth.

IR Contact:

Jack Andrews
investor@ir.bill.com

Press Contact:

Lauren Johns
pr@hq.bill.com
Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2025	June 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$1,094,530	$1,038,346
Short-term investments	1,146,970	1,180,110
Accounts receivable, net	41,163	32,341
Acquired card receivables, net	732,084	685,108
Prepaid expenses and other current assets	278,473	258,418
Funds held for customers	4,032,211	4,044,470
Total current assets	7,325,431	7,238,793
Non-current assets:
Operating lease right-of-use assets, net	52,017	56,086
Property and equipment, net	127,028	116,611
Intangible assets, net	192,475	222,805
Goodwill	2,396,509	2,396,509
Other assets	32,974	33,178
Total assets	$10,126,434	$10,063,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,044	$16,293
Accrued compensation and benefits	33,081	39,581
Deferred revenue	20,887	22,435
Other accruals and current liabilities	339,017	252,455
Borrowings from credit facilities	—	180,005
Convertible senior notes, net	—	33,421
Customer fund deposits	4,032,211	4,044,470
Total current liabilities	4,430,240	4,588,660
Non-current liabilities:
Deferred revenue	424	285
Operating lease liabilities	53,490	58,372
Borrowings from credit facilities	330,000	—
Convertible senior notes, net	1,503,600	1,501,044
Other long-term liabilities	1,871	1,581
Total liabilities	6,319,625	6,149,942
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,524,079	5,414,645
Accumulated other comprehensive income	13,775	10,197
Accumulated deficit	(1,731,047)	(1,510,804)
Total stockholders' equity	3,806,809	3,914,040
Total liabilities and stockholders' equity	$10,126,434	$10,063,982

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenue
Subscription and transaction fees (1)	$375,128	$319,616	$733,134	$634,559
Interest on funds held for customers	39,543	42,938	77,279	86,445
Total revenue	414,671	362,554	810,413	721,004
Cost of revenue
Service costs (1)	69,190	56,298	135,257	109,900
Depreciation and amortization (2)	14,398	10,310	25,335	21,403
Total cost of revenue	83,588	66,608	160,592	131,303
Gross profit	331,083	295,946	649,821	589,701
Operating expenses
Research and development (1)	82,806	84,784	163,095	163,469
Sales and marketing (1)	155,439	132,534	304,656	258,856
General and administrative (1)	79,497	71,122	156,414	137,893
Provision for expected credit losses	22,624	21,358	38,720	42,019
Depreciation and amortization (2)	8,381	7,858	16,448	16,871
Restructuring	412	—	9,282	—
Total operating expenses	349,159	317,656	688,615	619,108
Operating loss	(18,076)	(21,710)	(38,794)	(29,407)
Other income, net	16,010	55,303	33,916	73,181
Income (loss) before provision for income taxes	(2,066)	33,593	(4,878)	43,774
Provision for income taxes	522	45	672	1,314
Net income (loss)	$(2,588)	$33,548	$(5,550)	$42,460

Net income (loss) per share attributable to common stockholders:
Basic	$(0.03)	$0.33	$(0.05)	$0.41
Diluted	$(0.03)	$(0.06)	$(0.05)	$0.02
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	100,532	103,102	101,227	104,394
Diluted	100,532	104,480	101,227	107,718

______________________________________
(1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenue - subscription and transaction fees	$634	$608	$1,242	$1,135
Cost of revenue - service costs	2,248	2,579	4,593	4,732
Research and development	29,161	29,270	55,061	52,903
Sales and marketing	10,019	10,480	19,645	21,274
General and administrative	22,164	22,943	42,489	40,497
Restructuring	31	—	31	—
Total stock-based compensation	$64,257	$65,880	$123,061	$120,541

(2) Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash of $12.6 million and $17.1 million during the three and six months ended December 31, 2025, respectively, and $3.6 million and $7.4 million during the three and six months ended December 31, 2024, respectively, which are included in service costs in the condensed consolidated statements of operations.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(2,588)	$33,548	$(5,550)	$42,460
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	64,256	65,884	123,061	120,541
Amortization of intangible assets	15,165	14,657	30,330	31,595
Depreciation of property and equipment	7,615	3,510	11,454	6,679
Amortization of capitalized internal-use software costs and other paid in cash	12,610	3,889	17,117	7,833
Amortization of debt discount and issuance costs	1,625	1,001	3,235	1,896
Accretion of discount on investments in marketable debt securities	(6,422)	(9,431)	(13,886)	(21,672)
Accretion of discount on loans held for investment	(7,144)	(5,329)	(13,677)	(9,960)
Gain on debt extinguishment	—	(40,550)	—	(40,550)
Provision for expected credit losses on acquired card receivables and other financial assets	22,624	21,358	38,720	42,019
Non-cash operating lease expense	2,050	2,062	4,069	4,107
Other	468	418	836	590
Changes in assets and liabilities:
Accounts receivable	(9,075)	2,868	(8,802)	(1,160)
Prepaid expenses and other current assets	7,510	(26,164)	12,913	(27,307)
Other assets	1,168	2,004	(210)	8,914
Accounts payable	(724)	(5,878)	(10,521)	(2,074)
Other accruals and current liabilities	(1,644)	16,802	19,182	7,011
Operating lease liabilities	(2,360)	(2,080)	(4,691)	(4,428)
Deferred revenue	183	147	(1,408)	804
Net cash provided by operating activities	105,317	78,716	202,172	167,298
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(310,786)	(572,575)	(683,133)	(1,210,567)
Proceeds from maturities and sales of corporate and customer fund short-term investments	453,200	539,073	781,454	1,102,750
Purchase of intangible assets	—	(2,868)	—	(2,868)
Purchases of loans held for investment	(268,604)	(198,987)	(510,284)	(380,673)
Principal repayments of loans held for investment	271,096	197,462	515,567	369,449
Acquired card receivables, net	6,918	54,918	(45,908)	6,950
Purchases of property and equipment	(1,492)	(399)	(2,791)	(399)
Capitalization of internal-use software costs	(12,692)	(6,720)	(25,986)	(13,759)
Other	(1,066)	(62)	(1,066)	(579)
Net cash provided by (used in) investing activities	136,574	9,842	27,853	(129,696)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	1,400,000	—	1,400,000
Cash paid for convertible senior notes issuance costs	—	(23,100)	—	(23,100)
Payments for repurchase and settlement of convertible senior notes	(33,463)	(539,403)	(33,463)	(539,403)
Purchase of capped calls	—	(92,960)	—	(92,960)
Customer fund deposits liability	51,771	(25,781)	(16,628)	52,731
Prepaid card deposits	12,330	21,049	29,094	32,371
Repurchase of common stock	(132,651)	(199,999)	(215,796)	(400,001)
Proceeds from line of credit borrowings	—	—	150,000	—
Proceeds from exercise of stock options	558	1,235	834	2,252
Tax withholdings related to net share settlements of equity awards	(15,397)	(3,410)	(29,477)	(4,714)
Proceeds from issuance of common stock under the employee stock purchase plan	4,648	—	4,648	5,302
Other	(812)	—	(1,128)	—
Net cash provided by (used in) financing activities	(113,016)	537,631	(111,916)	432,478
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(2)	(645)	73	(772)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	128,873	625,544	118,182	469,308
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,540,194	3,195,163	3,550,885	3,351,399
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,669,067	$3,820,707	$3,669,067	$3,820,707
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$1,094,530	$1,566,271	$1,094,530	$1,566,271
Restricted cash included in other current assets	126,324	92,613	126,324	92,613
Restricted cash included in other assets	3,304	5,297	3,304	5,297
Restricted cash and restricted cash equivalents included in funds held for customers	2,444,909	2,156,526	2,444,909	2,156,526
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,669,067	$3,820,707	$3,669,067	$3,820,707

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of gross profit:
GAAP gross profit	$331,083	$295,946	$649,821	$589,701
Add:
Depreciation and amortization (1)	14,398	10,310	25,335	21,403
Stock-based compensation and related payroll taxes charged to cost of revenue	2,298	2,654	4,703	4,837
Non-GAAP gross profit	$347,779	$308,910	$679,859	$615,941
GAAP gross margin	79.8%	81.6%	80.2%	81.8%
Non-GAAP gross margin	83.9%	85.2%	83.9%	85.4%
___________________
(1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash of $12.6 million and $17.1 million during the three and six months ended December 31, 2025, respectively, and $3.6 million and $7.4 million during the three and six months ended December 31, 2024, respectively, which are included in service costs in the condensed consolidated statements of operations.

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of operating expenses:
GAAP research and development expenses	$82,806	$84,784	$163,095	$163,469
Less - stock-based compensation and related payroll taxes	(29,550)	(29,774)	(55,978)	(53,750)
Non-GAAP research and development expenses	$53,256	$55,010	$107,117	$109,719

GAAP sales and marketing expenses	$155,439	$132,534	$304,656	$258,856
Less - stock-based compensation and related payroll taxes	(10,188)	(10,656)	(19,989)	(21,550)
Non-GAAP sales and marketing expenses	$145,251	$121,878	$284,667	$237,306

GAAP general and administrative expenses	$79,497	$71,122	$156,414	$137,893
Less:
Stock-based compensation and related payroll taxes	(22,413)	(23,264)	(43,015)	(40,982)
Restructuring	—	—	—	92
Professional advisory fees related to shareholders' activism	(4,521)	—	(6,365)	—
Non-GAAP general and administrative expenses	$52,563	$47,858	$107,034	$97,003

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of operating loss:
GAAP operating loss	$(18,076)	$(21,710)	$(38,794)	$(29,407)
Add:
Depreciation and amortization (1)	22,779	18,168	41,783	38,274
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	64,449	66,348	123,685	121,119
Restructuring	412	—	9,282	(92)
Professional advisory fees related to shareholders' activism	4,521	—	6,365	—
Non-GAAP operating income	$74,085	$62,806	$142,321	$129,894
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $12.6 million and $17.1 million during the three and six months ended December 31, 2025, respectively, and $3.6 million and $7.4 million during the three and six months ended December 31, 2024, respectively, which are included in service costs in the condensed consolidated statements of operations.

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income (loss):
GAAP net income (loss)	$(2,588)	$33,548	$(5,550)	$42,460
Add - GAAP provision for income taxes	522	45	672	1,314
Income (loss) before taxes	(2,066)	33,593	(4,878)	43,774
Add (less):
Depreciation and amortization (1)	22,779	18,168	41,783	38,274
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	64,449	66,348	123,685	121,119
Restructuring	412	—	9,282	(92)
Professional advisory fees related to shareholders' activism	4,521	—	6,365	—
Gain on debt extinguishment	—	(40,472)	—	(40,550)
Amortization of debt issuance costs	1,625	1,001	3,235	1,896
Non-GAAP net income before non-GAAP tax adjustments	91,720	78,638	179,472	164,421
Non-GAAP provision for income taxes (2)	(18,344)	(15,728)	(35,894)	(32,884)
Non-GAAP net income	$73,376	$62,910	$143,578	$131,537
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $12.6 million and $17.1 million during the three and six months ended December 31, 2025, respectively, and $3.6 million and $7.4 million during the three and six months ended December 31, 2024, respectively, which are included in service costs in the condensed consolidated statements of operations.
(2) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.03)	$0.33	$(0.05)	$0.41
Add - GAAP provision for income taxes	0.01	0.00	0.01	0.01
Income (loss) before taxes	(0.02)	0.33	(0.04)	0.42
Add:
Depreciation and amortization (1)	0.23	0.18	0.41	0.37
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.64	0.63	1.22	1.16
Restructuring	0.00	—	0.09	(0.00)
Professional advisory fees related to shareholders' activism	0.04	—	0.06	—
Gain on debt extinguishment	—	(0.39)	—	(0.39)
Amortization of debt issuance costs	0.02	0.01	0.03	0.02
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.91	$0.76	$1.77	$1.58
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.80	$0.70	$1.56	$1.48
Less - Non-GAAP provision for income taxes	(0.18)	(0.15)	(0.35)	(0.32)
Non-GAAP net income per share attributable to common stockholders, basic	$0.73	$0.61	$1.42	$1.26
Non-GAAP net income per share attributable to common stockholders, diluted	$0.64	$0.56	$1.25	$1.19
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $12.6 million and $17.1 million during the three and six months ended December 31, 2025, respectively, and $3.6 million and $7.4 million during the three and six months ended December 31, 2024, respectively, which are included in service costs in the condensed consolidated statements of operations.

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	100,532	103,102	101,227	104,394
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	100,532	104,480	101,227	107,718
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	114,594	111,919	115,094	110,840

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$105,317	$78,716	$202,172	$167,298
Purchases of property and equipment	(1,492)	(382)	(2,791)	(399)
Capitalization of internal-use software costs	(12,692)	(6,720)	(25,986)	(13,759)
Free cash flow	$91,133	$71,614	$173,395	$153,140